Exhibit 99.1

Cerner Reports Third Quarter 2015 Results

KANSAS CITY, Mo. - November 3, 2015 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2015 third quarter that ended October 3, 2015.

Bookings in the third quarter of 2015 were $1.59 billion, an all-time high and an increase of 44% compared to $1.1 billion in third quarter 2014.

Third quarter revenue was $1.128 billion, an increase of 34% compared to $840.1 million in the year-ago period.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, third quarter 2015 net earnings were $147.3 million and diluted earnings per share were $0.42. Third quarter 2014 GAAP net earnings were $129.0 million and diluted earnings per share were $0.37.

Adjusted (non-GAAP) Net Earnings

Adjusted net earnings for third quarter 2015 were $188.7 million, compared to $145.3 million of adjusted net earnings in the third quarter of 2014. Adjusted diluted earnings per share were $0.54 in the third quarter of 2015, an increase of 29% compared to $0.42 of adjusted diluted earnings per share in the year-ago quarter. Analysts’ consensus estimate for third quarter 2015 adjusted diluted earnings per share was $0.54.

Adjusted net earnings and adjusted diluted earnings per share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Following is a description of adjustments made to net earnings and the resulting adjustment to diluted earnings per share. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

Third quarter 2015 adjusted net earnings exclude share-based compensation expense, which had a net impact on GAAP earnings of $13.8 million, or $0.04 per diluted share; and expenses related to a voluntary separation plan, which had a net impact on GAAP earnings of $2.5 million, or $0.01 per diluted share. Adjusted net earnings also reflect adjustments related to Cerner’s acquisition of Health Services, including: Health Services acquisition-related amortization, which reduced GAAP net earnings and diluted earnings per share by $14.6 million and $0.04, respectively; other acquisition-related adjustments, which reduced GAAP net earnings and diluted earnings per share by $4.4 million and $0.01, respectively; and an acquisition-related deferred revenue adjustment, which is not included in GAAP net earnings, but increases adjusted net earnings and diluted earnings per share by $6.2 million and $0.02, respectively.

Other 2015 Third Quarter Highlights:

▪	Third quarter operating cash flow of $271.5 million.

▪
Third quarter free cash flow of $111.4 million. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Third quarter days sales outstanding of 85 days.

▪	Total backlog of $13.9 billion, up 37% over the year-ago quarter.

“The highlight of our results in the third quarter was our strong bookings, which again included a record number of new clients joining Cerner,” said Neal Patterson, Cerner chairman, CEO and co-founder. “We have signed more new clients in the first three quarters of 2015 than any full-year in our history, and I attribute this success to our strong competitive position in an active marketplace. We also made good progress at advancing our cloud-based HealtheIntent™ solutions that position Cerner to play a major role as health care continues to shift from a fee-for-service model to outcomes-based reimbursement models that incent keeping people healthy.”

Fourth Quarter 2015 Guidance

Cerner currently expects:

▪	Fourth quarter 2015 revenue between $1.15 billion and $1.2 billion, with the midpoint reflecting growth of 27% over the fourth quarter of 2014.

▪
Fourth quarter 2015 adjusted diluted earnings per share before share based compensation expense, voluntary separation plan expense and acquisition-related adjustments between $0.56 and $0.58, with the midpoint reflecting growth of 21% over the fourth quarter of 2014.

▪	Fourth quarter 2015 new business bookings between $1.45 billion and $1.55 billion, with the midpoint reflecting 29% growth over the fourth quarter of 2014.

▪	Share based compensation expense to reduce diluted earnings per share by approximately $0.03 to $0.04 in the fourth quarter of 2015.

Preliminary Comments on 2016

Cerner is also providing preliminary comments on expected 2016 results. Note that these comments should be viewed as preliminary until the Company finalizes its financial plan and provides formal guidance when it reports fourth quarter results. Cerner currently expects 2016 revenue to be over $5 billion, which equates to growth of at least 13% on top of what is projected to be approximately 30% growth in 2015. Cerner currently expects 2016 adjusted diluted earnings per share before share-based compensation and acquisition-related adjustments between $2.30 and $2.40 cents per share, with the midpoint reflecting 13 percent growth over 2015 expected results. This range is below the current consensus estimate of $2.52, which was formed in the absence of Company guidance. Cerner believes the primary potential differences between this preliminary view and the consensus estimate may include higher non-cash expenses and professional services contributions.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on the Company’s results and outlook at 3:30 p.m. CT on November 3. On the call, Cerner will discuss its third quarter 2015 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, November 3 through 11:59 p.m. CT, November 6. The dial-in number for the re-broadcast is (855)-859-2056; the passcode is 56358266.

An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner's health information technologies connect people, information, and systems, at more than 18,000 facilities worldwide. Recognized for innovation, Cerner solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients’ clinical, financial and operational needs. Cerner’s mission is to contribute to the systemic improvement of health care delivery and the health of communities. On February 2, 2015, Cerner Corporation acquired substantially all of the assets, and assumed certain liabilities, of the Siemens Health Services business from Siemens AG. Nasdaq: CERN. For more information about Cerner, visit www.cerner.com, read our blog at www.cerner.com/blog, connect with us on Twitter at http://www.twitter.com/cerner and on Facebook at www.facebook.com/cerner.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries. All other non-Cerner marks are the property of their respective owners.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expects”, “guidance”, “position”, “believe”, “estimate”, “projected”, “opportunity” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; material adverse resolution of legal proceedings; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions and combinations and the integration thereof, such as difficulties and operational and financial risks associated with integrating the Health Services business into Cerner and failure to realize the synergies and other benefits expected from the acquisition; the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; incurring significant additional expenses relating to the integration of the Health Services business into Cerner; compliance with restrictive covenants in our debt agreements, which may restrict our flexibility to operate our business; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; and our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended October 3, 2015 and September 27, 2014
(unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2015 (1)	2014 (1)	2015 (1)	2014 (1)

Revenues
System sales	$325,084	$224,345	$899,762	$665,595
Support, maintenance and services	783,878	593,068	2,295,075	1,738,664
Reimbursed travel	18,925	22,736	55,136	72,413
Total revenues	1,127,887	840,149	3,249,973	2,476,672

Margin
System sales	219,324	158,825	590,001	453,656
Support, maintenance and services	717,980	541,259	2,108,407	1,591,483
Total margin	937,304	700,084	2,698,408	2,045,139

Operating expenses
Sales and client service	465,881	346,417	1,349,498	1,020,552
Software development	132,814	97,026	398,536	285,897
General and administrative	98,705	64,877	329,061	170,834
Amortization of acquisition-related intangibles	24,550	3,610	67,311	10,066
Total operating expenses	721,950	511,930	2,144,406	1,487,349

Operating earnings	215,354	188,154	554,002	557,790

Other income (expense), net	317	2,181	(554)	7,908

Earnings before income taxes	215,671	190,335	553,448	565,698
Income taxes	(68,389)	(61,333)	(180,194)	(188,137)
Net earnings	$147,282	$129,002	$373,254	$377,561

Basic earnings per share	$0.43	$0.38	$1.09	$1.10

Basic weighted average shares outstanding	344,040	341,188	343,933	342,254

Diluted earnings per share	$0.42	$0.37	$1.06	$1.08

Diluted weighted average shares outstanding	351,364	349,326	351,891	350,468

Note 1: Operating expenses for the three and nine months ended October 3, 2015 and September 27, 2014 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2015	2014	2015	2014

Sales and client service	$9,638	$8,317	$27,834	$22,619
Software development	4,568	3,368	12,502	10,096
General and administrative	5,971	4,314	16,745	13,256
Total share-based compensation	20,177	15,999	57,081	45,971
Amount of related income tax benefit	(6,398)	(5,616)	(18,595)	(16,136)
Net impact on net earnings	$13,779	$10,383	$38,486	$29,835

Decrease to diluted earnings per share	$0.04	$0.03	$0.11	$0.08

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three and nine months ended October 3, 2015 and September 27, 2014
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended		Nine Months Ended
	2015	2014	2015	2014

Net Earnings
Net earnings (GAAP)	$147,282	$129,002	$373,254	$377,561
Health Services acquisition-related amortization, net of tax[2]	14,631	—	39,072	—
Acquisition-related deferred revenue adjustment, net of tax[3]	6,214	—	20,377	—
Other acquisition-related adjustments, net of tax[4]	4,351	5,922	26,984	5,922
Voluntary separation plan expense, net of tax[5]	2,469	—	30,577	—
Share-based compensation expense, net of tax	13,779	10,383	38,486	29,835
Adjusted net earnings (non-GAAP)[6]	$188,726	$145,307	$528,750	$413,318

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended		Nine Months Ended
	2015	2014	2015	2014

Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.42	$0.37	$1.06	$1.08
Health Services acquisition-related amortization, net of tax[2]	0.04	—	0.11	—
Acquisition-related deferred revenue adjustment, net of tax[3]	0.02	—	0.06	—
Other acquisition-related adjustments, net of tax[4]	0.01	0.02	0.07	0.02
Voluntary separation plan expense, net of tax[5]	0.01	—	0.09	—
Share-based compensation expense, net of tax	0.04	0.03	0.11	0.08
Adjusted diluted earnings per share (non-GAAP)[6]	$0.54	$0.42	$1.50	$1.18

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended		Nine Months Ended
	2015	2014	2015	2014

Cash flows from operating activities (GAAP)	$271,520	$219,521	$594,431	$623,579
Capital purchases	(88,241)	(68,375)	(255,375)	(200,372)
Capitalized software development costs	(71,844)	(44,095)	(204,708)	(130,761)
Free cash flow (non-GAAP)[7]	$111,435	$107,051	$134,348	$292,446

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance.

Cerner's future period guidance in this release includes adjustments for items not indicative of our core operations, which may include, without limitation share-based compensation expense, voluntary separation plan expense and acquisition-related expenses, such as integration expenses, and may be affected by changes in ongoing assumptions and judgments relating to the Company's acquired businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as described in this press release. The exact amount of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measure.

Note 2: The Health Services acquisition-related amortization is presented net of income tax benefits of $6.8 million and $18.8 million, respectively for the three and nine months ended October 3, 2015.

Note 3: The Health Services acquisition-related deferred revenue adjustment is presented net of income tax benefits of $2.9 million and $9.9 million, respectively, for the three and nine months ended October 3, 2015.

Note 4: Other acquisition-related adjustments (includes acquisition and employee separation costs) are presented net of income tax benefits of $2.0 million and $13.4 million, respectively, for the three and nine months ended October 3, 2015.

Note 5: The voluntary separation plan expense is presented net of income tax benefits of $1.1 million and $14.7 million for the three and nine months ended October 3, 2015.

Note 6: Cerner provides earnings with and without share-based compensation expense, voluntary separation plan expense and acquisition-related adjustments because earnings excluding these items are used by management along with GAAP results to analyze its business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes.

Note 7: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business. Free cash flow is used by management along with GAAP results to analyze our earnings quality and overall cash generation of the business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of October 3, 2015 (unaudited) and January 3, 2015

(In thousands)	2015	2014

Assets
Current assets:
Cash and cash equivalents	$261,757	$635,203
Short-term investments	202,780	785,663
Receivables, net	1,053,134	672,778
Inventory	23,702	23,789
Prepaid expenses and other	245,122	209,278
Deferred income taxes, net	17,267	22,075
Total current assets	1,803,762	2,348,786

Property and equipment, net	1,187,114	924,260
Software development costs, net	532,085	420,199
Goodwill	788,943	320,538
Intangible assets, net	716,688	126,636
Long-term investments	301,023	231,147
Other assets	193,310	158,999
Total assets	$5,522,925	$4,530,565

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$207,887	$160,285
Current installments of long-term debt and capital lease obligations	57,841	67,460
Deferred revenue	265,642	209,655
Accrued payroll and tax withholdings	202,791	140,230
Other accrued expenses	105,174	56,685
Total current liabilities	839,335	634,315

Long-term debt and capital lease obligations	572,828	62,868
Deferred income taxes and other liabilities	246,711	256,601
Deferred revenue	26,726	10,813
Total liabilities	1,685,600	964,597

Shareholders’ Equity:
Common stock	3,499	3,470
Additional paid-in capital	1,052,130	933,446
Retained earnings	3,291,735	2,918,481
Treasury stock	(445,397)	(245,333)
Accumulated other comprehensive loss, net	(64,642)	(44,096)
Total shareholders’ equity	3,837,325	3,565,968
Total liabilities and shareholders’ equity	$5,522,925	$4,530,565